Exhibit 99.1

Delek US Holdings, Inc. Announces Proposed Offering of Convertible Senior Notes

•	Opportunistic capital raise with proceeds used to enhance financial flexibility will include the partial repayment of amounts outstanding under the Term Loan Credit Facility

•	A portion of the proceeds to be used to purchase capped calls intended to offset potential dilution to Delek’s common stock upon conversion of the notes

BRENTWOOD, Tenn., September 24, 2026 – Delek US Holdings, Inc. (NYSE: DK) (the “Company”), today announced that it intends to offer $400.0 million aggregate principal amount of convertible senior notes due 2031 (the “Notes”) in a private offering (the “Offering”). The Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by each subsidiary of the Company that guarantees its senior secured term loan facility (the “Term Loan Credit Facility”) or asset-based revolving credit facility (the “Revolving Credit Facility”). The Company also intends to grant the initial purchasers of the Notes an option to purchase up to an additional $60.0 million aggregate principal amount of the Notes within a 13-day period beginning on, and including, the initial closing date of the Offering.

The Company intends to use a portion of the net proceeds from the Offering to fund the cost of entering into the capped call transactions with the option counterparties (defined below) and the remainder of the net proceeds for general corporate purposes, which will include the partial repayment of amounts outstanding under the Term Loan Credit Facility, including accrued interest and related fees and expenses.

The Notes will be senior unsecured obligations of the Company. The Notes will mature on November 1, 2031, unless earlier converted, redeemed or repurchased. Prior to August 1, 2031, the Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will satisfy any conversion by paying cash and, if applicable, delivering shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), at its election. The Company may not redeem the Notes prior to November 6, 2029, except in the event of a cleanup redemption (as defined below). The Notes will be redeemable, in whole or in part, at the Company’s option on or after November 6, 2029, upon the satisfaction of certain conditions and subject to certain limitations. In addition, the Notes will be redeemable at any time if the aggregate principal amount of the Notes that remains outstanding is less than 10% of the aggregate principal amount of the Notes initially issued in the Offering and certain other conditions are satisfied (a “cleanup redemption”).

The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of pricing of the Offering.

In connection with the pricing of the Notes, the Company expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes or affiliates thereof and/or other financial institutions (the “option counterparties”). These transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the same number of shares of Common Stock that will initially underlie the Notes, and are expected generally to reduce potential dilution to the Common Stock upon conversion, if any, of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be.

If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use the net proceeds from the sale of such additional Notes to fund the cost of entering into additional capped call transactions with the option counterparties and the remainder for general corporate purposes, which will include the partial repayment of amounts outstanding under the Term Loan Credit Facility, including accrued interest and related fees and expenses.

The Company expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to the Company’s Common Stock and/or purchase shares of the Company’s Common Stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s Common Stock and/or the Notes at that time. The option counterparties or their respective affiliates may also modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s Common Stock and/or purchasing or selling the Company’s Common Stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so in connection with any conversion of the Notes, any redemption of Notes, any repurchase of the Notes upon a fundamental change or any other repurchase of Notes if the Company elects to terminate a corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s Common Stock and/or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the Notes.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or related guarantees. Any offers of the Notes and related guarantees are being made only by means of a private offering memorandum. The Notes, related guarantees, and any Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries own approximately 58.0% (including the general partner interest) of Delek Logistics Partners, LP at August 14, 2026.

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), and news webpage (www.delekus.com/news).

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning estimates, expectations or projections about future dividends, results, performance, prospects, opportunities, plans, actions and events and other matters that are not historical facts are “forward-looking statements,” within the meaning of federal securities laws. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and investors are cautioned that risks described in the Company’s filings with the United States Securities and Exchange Commission, among others, could cause actual performance or results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur or that the Company becomes aware of after the date hereof, except as required by applicable law or regulation.

These forward-looking statements include, among others, whether the Company will offer the Notes or consummate the Offering, the final terms of the Offering, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon market conditions, the anticipated use of the net proceeds from the Offering, which could change as a result of market conditions or for other reasons, whether the capped call transactions described above will become effective, the effects of entering into these transactions, and the impact of general economic, industry or political conditions in the United States or internationally.

Investor Relations and Media/Public Affairs Contact: investor.relations@delekus.com